June 25, 2003




AquaCell Technologies, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730


Dear Sirs:

     Reference is made to the Registration Statement on Form S-8 ("Registration Statement") filed by AquaCell
Technologies, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 1,000,000 shares of common stock, par value $.001 per share ("Common Stock") to be offered by the Company under the AquaCell 1998 Incentive Stock
Plan (referred to hereinafter as the "Plan").

      We  have  examined such documents and  considered
such  legal  matters  as we have deemed  necessary  and
relevant as the basis for the opinion set forth  below.
With  respect to such examination, we have assumed  the
genuineness of all signatures, the authenticity of  all
documents  submitted to us as originals, the conformity
to  original documents of all documents submitted to us
as reproduced or certified copies, and the authenticity
of  the  originals  of those latter documents.   As  to
questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

      Based upon the foregoing, it is our opinion  that
the  Common Stock to be issued by the Company under the
Plan,  when  sold in accordance with the terms  of  the
Plan and instruments governing their issuance, will  be
legally issued, fully paid and non-assessable, although
they   may   be  subject  to  contractual  restrictions
established by the Plan or instruments.




AquaCell Technologies, Inc.
June 25, 2003
Page Two




      In  giving this opinion, we have assumed that all
certificates for the Company's shares of Common  Stock,
prior  to  their  issuance, will be  duly  executed  on
behalf  of the Company by the Company's transfer and/or
warrant   agent   and  registered  by   the   Company's
registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.


                                   Sincerely,

                                    /s/ Harold W. Paul,
LLC

/sl                                HAROLD W. PAUL, LLC